EXHIBIT 99.2

[LETTERHEAD OF ADVANCE AUTO PARTS]

CONTACT:	Sheila Stuewe
Sstuewe@AdvanceAutoParts.com
Advance Auto Parts
(540) 561-3281

ADVANCE AUTO PARTS EARNINGS PER SHARE INCREASED 57% TO $0.77 BEFORE
ONE TIME ITEMS, $0.05 AHEAD OF CONSENSUS ESTIMATE
~Operating Margins Increased 220 bps~
~Financial Certification Letter Filed 13 Days Early With The SEC~

Roanoke, Virginia, August 14, 2002 – Advance Auto Parts, Inc. (NYSE: AAP) today announced it achieved an increase of 57.1% in earnings per diluted share to $0.77 for the second quarter ended July 13, 2002, before integration expenses and the extraordinary item, compared to $0.49 for the same quarter last year. Including integration expenses, earnings per share rose 30.6% to $0.64. After integration expenses and an extraordinary item, earnings per share declined 10.2% to $0.44.

Year-to-date earnings per share before integration expenses and the extraordinary item, climbed 111.1% to $1.33 compared to $0.63 last year. Including integration expense, earnings per share rose 61.9% to $1.02. After integration expenses and the extraordinary item earnings per share rose 25.4% to $0.79.

During the second quarter, the Company incurred pre-tax integration expenses of $7.6 million and $18.2 million year-to-date. These expenses are related to the integration of Discount Auto Parts, which was acquired on November 29, 2001. As previously announced, the Company believes that total integration expenses for the year will not exceed $40 million.

During the quarter, the Company recorded an after-tax extraordinary loss of $7.6 million from the extinguishment of debt. These charges resulted from the Company negotiating a more favorable $250 million Tranche C loan, pre-paying in full its $305 million Tranche B loan, repurchasing approximately $37 million in face value of bonds and pre-paying $23 million on its Tranche A loan. The extraordinary loss includes un-amortized deferred loan fees and related refinancing fees on the credit facilities; and un-amortized discounts, un-amortized deferred loan fees and premiums paid to repurchase the bonds.

Second quarter sales increased 30.5% to $792.7 million compared with $607.5 million last year. Same store sales for the Advance Auto Parts stores grew 5.0% for the second quarter compared to 6.8% in the comparable period last year. The Discount Auto Parts stores, that are not yet in the reported comparable store base, produced a comparable store sales increase of 3.7% during the second quarter compared to 1.8% last year.

Year-to-date sales rose 34.4% to approximately $1.8 billion from $1.3 billion last year. Same store sales rose

ADVANCE AUTO PARTS	Page 2

6.5% for the first two quarters compared to 6.2% last year. The majority of same stores sales gains, both in the second quarter and year-to-date, were generated from an increase in customers with the remainder being produced from an increase in transaction size.

Operating income, before integration expenses, increased 78.3% to $64.9 million from $36.4 million in the comparable period last year, generating an operating margin increase of 220 basis points to 8.2% from 6.0% last year. Including integration expenses, the Company reported a 57.4% increase in operating income to $57.2 million, producing a 120 basis points increase in operating margin to 7.2%. Year-to-date operating income, before integration expenses, rose 98.8% to $123.8 million from $62.3 million last year, generating an operating margin increase of 220 basis points to 6.9% compared to 4.7% last year. Including integration expenses, operating income rose 69.6% to $105.6 million, which produced a 120 basis point increase in operating margin to 5.9%.

Net income, before integration expense and the extraordinary item, rose 99.9% in the second quarter to $28.2 million from $14.1 million in the comparable quarter last year. Including integration expense and the extraordinary item the Company reported a 12.9% increase in net income to $15.9 million. Year-to-date net income, before integration expense and the extraordinary item, increased 164.3% to $47.6 million from $18.0 million last year. Including integration expense and the extraordinary item the Company reported a 55.8% increase in net income to $28.0 million.

During the seasonally strong second quarter, the Company generated $75 million in free cash flow. The Company has raised its fiscal year free cash flow guidance to a range of $100 million to $110 million from $90 million to $100 million.

Advance Auto Parts Chief Executive Officer, Lawrence P. Castellani, and President and Chief Financial Officer, Jimmie L. Wade, certified today, in conjunction with the filing of its Form 10-Q, the Company’s reports filed with the Securities and Exchange Commission pursuant to a recent order by the Commission requiring sworn statements from these officers. This filing was 13 days ahead of the due date of August 27, 2002.

Commenting on the second quarter results, Mr. Castellani said, “Our team members produced solid results, including an increase of 220 basis points in operating margin. We will continue to focus on increasing our operating margins, integrating Discount Auto Parts, and using our free cash flow to reduce our debt.”

On July 26, 2002, the Company closed its acquisition of approximately 55 Trak Auto Parts stores in the northern Virginia, Washington D.C. and eastern Maryland market. The Company anticipates that it will successfully convert each of the locations to Advance Auto Parts by year-end, including enhanced inventory selection and state-of-the-art store systems.

With respect to the outlook for the remainder of fiscal 2002, the Company raised its earnings per diluted share guidance to a range of $2.53 to $2.60 per share before integration expense and the extraordinary item for 2002. For the fiscal year 2003, the Company believes it can achieve a 25% increase in earnings per share.

The Company will host a conference call tomorrow, August 15, 2002 at 8:30 a.m. Eastern Time to discuss its second quarter results. To listen to the live webcast please log on to http://www.advanceautoparts.com. The

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call will be archived on the Company’s website: http://www.advanceautoparts.com/ until September 11, 2002.

Advance Auto Parts, Inc. is based in Roanoke, Va., and is the second largest auto parts chain in the nation. With approximately 2,400 stores in 38 states, Puerto Rico and the Virgin Islands, the Company serves both the do-it-yourself and professional installer markets. Additional information about the Company, employment opportunities, services, as well as on-line purchase of parts and accessories can be found on the Company’s web site at www.advanceautoparts.com.

Certain statements contained in this news release are forward-looking statements. These statements discuss, among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are subject to risks, uncertainties and assumptions including, but not limited to, competitive pressures, demand for the Company’s products, the market for auto parts, the economy in general, inflation, consumer debt levels, the weather, and other risk factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. Actual results may materially differ from anticipated results described in these forward-looking statements.

-Financial Tables To Follow-

ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands)

	July 13, 2002	December 29, 2001
ASSETS
Current assets:
Cash and cash equivalents	$39,544	$18,117
Receivables, net	118,101	93,704
Inventories	1,074,653	982,000
Other current assets	49,970	42,027

Total current assets	1,282,268	1,135,848
Property and equipment, net	715,697	711,282
Assets held for sale	46,200	60,512
Other assets, net	25,933	42,973

	$2,070,098	$1,950,615

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank overdrafts	$—	$34,748
Current portion of long-term debt	11,549	23,715
Accounts payable	585,119	429,041
Accrued expenses	209,192	176,218
Other current liabilities	39,676	30,027

Total current liabilities	845,536	693,749
Long-term debt	762,270	932,022

Other long-term liabilities	35,400	36,273

Total stockholders’ equity	426,892	288,571

	$2,070,098	$1,950,615

NOTE:	These balance sheets do not include the footnotes required by generally accepted accounting principles for complete financial statements.

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ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
Twelve Week Period Ended
(in thousands, except per share data)

	July 13, 2002
	As Reported	Adjustment for Non-recurring and Extraordinary Items		Comparable 2002	July 14, 2001 As Reported (d)
Net sales	$792,717	$—		$792,717	$607,478
Cost of sales, including purchasing and warehousing costs	443,703	4		443,707	350,250

Gross profit	349,014	(4)		349,010	257,228
Selling, general and administrative expenses	291,764	(7,633	) (a)	284,131	220,849

Operating income	57,250	7,629		64,879	36,379

Other (expense) income:
Interest expense	(19,120)	—		(19,120)	(13,443)
Other	377	—		377	395

Total other expense, net	(18,743)	—		(18,743)	(13,048)

Income before provision for income taxes and extraordinary item	38,507	7,629		46,136	23,331
Provision for income taxes	14,942	2,960	(b)	17,902	9,207

Income before extraordinary item	23,565	4,669		28,234	14,124
Extraordinary item, loss on debt extinguishment, net of $4,834 income tax benefit	(7,624)	7,624	(c)	—	—

Net income	$15,941	$12,293		$28,234	$14,124

Net income (loss) per basic share from:
Income before extraordinary item	$0.67	$0.13		$0.80	$0.50
Extraordinary item, (loss) on debt extinguishment	(0.22)	0.22		—	—

	$0.45	$0.35		$0.80	$0.50

Net income (loss) per diluted share from:
Income before extraordinary item	$0.64	$0.13		$0.77	$0.49
Extraordinary item, (loss) on debt extinguishment	(0.20)	0.20		—	—

	$0.44	$0.33		$0.77	$0.49

Average common shares outstanding	35,386 (e)	35,386	(e)	35,386 (e)	28,289
Dilutive effect of stock options	1,156	1,156		1,156	245

Average common shares outstanding—assuming dilution	36,542	36,542		36,542	28,534

(a)	The $7,633 represent the non-recurring merger and integration expenses associated with the integration of the Discount Auto Parts operations.
(b)	This adjustment reflects the tax impact for the non-recurring merger and integration expenses discussed above at a 38.8% effect tax rate.
(c)
This adjustment reflects the current and deferred loan costs associated with the Company’s refinancing of the tranche B term loan under its senior credit facility and reflects the ratable portion of deferred loan costs and the premium paid upon the repurchase and retirement of outstanding bonds.

(d)
The reported results for the quarter ended July 14, 2001 have been restated to reflect the change in accounting principle for unrestricted cooperative advertising funds. See the December 29, 2001, audited financial statements and related footnotes.

(e)	Average common shares outstanding is calculated based on the weighted average number of shares outstanding for the quarter. At July 13, 2002, we had 35,665 shares outstanding.

NOTE: These preliminary statements of operations have been prepared on a consistent basis with previously presented statements of operations and do not include the footnotes required by generally accepted accounting principles for complete financial statements.

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ADVANCE AUTO PARTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
Twenty-Eight Week Period Ended
(in thousands, except per share data)

	July 13, 2002
	As Reported	Adjustment for Non-recurring and Extraordinary Items		Comparable 2002	July 14, 2001 As Reported(d)
Net sales	$1,796,804	$—		$1,796,804	$1,336,837
Cost of sales, including purchasing and warehousing costs	1,011,282	—		1,011,282	768,159

Gross profit	785,522	—		785,522	568,678
Selling, general and administrative expenses	679,918	(18,194	) (a)	661,724	506,408

Operating income	105,604	18,194		123,798	62,270

Other (expense) income:
Interest expense	(46,718)	—		(46,718)	(33,074)
Other	650	—		650	569

Total other expense, net	(46,068)	—		(46,068)	(32,505)

Income before provision for income taxes and extraordinary item	59,536	18,194		77,730	29,765
Provision for income taxes	23,100	7,059	(b)	30,159	11,768

Income before extraordinary item	36,436	11,135		47,571	17,997
Extraordinary item, loss on debt extinguishment, net of $5,325 income tax benefit	(8,399)	8,399	(c)	—	—

Net income	$28,037	$19,534		$47,571	$17,997

Net income (loss) per basic share from:
Income before extraordinary item	$1.06	$0.32		$1.38	$0.64
Extraordinary item, (loss) on debt extinguishment	(0.25)	0.25		—	—

	$0.81	$0.57		$1.38	$0.64

Net income (loss) per diluted share from:
Income before extraordinary item	$1.02	$0.31		$1.33	$0.63
Extraordinary item, (loss) on debt extinguishment	(0.23)	0.23		—	—

	$0.79	$0.54		$1.33	$0.63

Average common shares outstanding	34,498 (e)	34,498	(e)	34,498 (e)	28,285
Dilutive effect of stock options	1,212	1,212		1,212	475

Average common shares outstanding—assuming dilution	35,710	35,710		35,710	28,760

(a)	The $18,194 represent the non-recurring merger and integration expenses associated with the integration of the Discount Auto Parts operations.
(b)	This adjustment reflects the tax impact for the non-recurring merger and integration expenses discussed above at a 38.8% effect tax rate.
(c)
This adjustment reflects the current and deferred loan costs associated with the Company’s refinancing of the tranche B term loan under its senior credit facility and reflects the ratable portion of deferred loan costs and the premium paid upon the repurchase and retirement of outstanding bonds.

(d)
The reported results for the quarter ended July 14, 2001 have been restated to reflect the change in accounting principle for unrestricted cooperative advertising funds. See the December 29, 2001, audited financial statements and related footnotes.

(e)	Average common shares outstanding is calculated based on the weighted average number of shares outstanding for the quarter. At July 13, 2002, we had 35,665 shares outstanding.

NOTE: These preliminary statements of operations have been prepared on a consistent basis with previously presented statements of operations and do not include the footnotes required by generally accepted accounting principles for complete financial statements.

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